EXHIBIT 10.1
AMENDMENT NO. 3
Dated as of September 8, 2015
to
CREDIT AGREEMENT
Dated as of September 12, 2014
THIS AMENDMENT NO. 3 (“Amendment”) is made as of September 8, 2015 and shall, upon satisfaction of the conditions precedent set forth in Section 2 below be effective as of the date hereof (the “Amendment No. 3 Effective Date”) by and among AmTrust Financial Services, Inc., a Delaware corporation (the “Borrower”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of September 12, 2014, by and among the Borrower, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Borrower has requested that the requisite Lenders and the Administrative Agent agree to make certain modifications to the Credit Agreement;
WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.Amendments to Credit Agreement. Effective as of the Amendment No. 3 Effective Date but subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
(a)    Section 1.01 of the Credit Agreement is amended to insert the following new definitions thereto in the appropriate alphabetical order as follows:
“Customary Recourse Exceptions” means, with respect to any Permitted Non-Recourse Secured Debt, exclusions from the exculpation provisions with respect to such Permitted Non-Recourse Secured Debt for fraud, misapplication of funds, waste, environmental indemnities, prohibited transfers, failure to pay taxes, non-compliance with “separateness” covenants, voluntary bankruptcy, collusive involuntary bankruptcy and other exceptions to non-recourse liability that are either customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate or approved by the Administrative Agent.

“Non-Recourse Secured Debt Guarantees” means Guarantees in respect of Permitted Non-Recourse Secured Debt, where liability of the guarantor is limited to Customary Recourse Exceptions.
“Permitted Non-Recourse Secured Debt” means secured Indebtedness of the Borrower or any Subsidiary incurred in order to purchase or develop real property or to finance the construction or improvement of real property or to purchase furniture, fixtures or other equipment for real property (or any other related Indebtedness of the Borrower or any Subsidiary and any refinancing thereof) so long as (i) the payment of such Indebtedness is non-recourse to the Borrower or any Subsidiary or any such Person’s assets (except for Customary Recourse Exceptions and other than as provided in the following clause (v)), either as a result of the structure of, or a contractual provision applicable to, such Indebtedness, (ii) the principal amount of Indebtedness related to such real property and related assets does not exceed the cost of purchasing, developing, constructing or improving such real property and/or related assets, (iii) the aggregate outstanding principal amount of all Permitted Non-Recourse Secured Debt shall not at any time exceed an amount equal to 7.5% of the total cash and Permitted Investments maintained by the Borrower at such time, (iv) neither the Borrower nor any Subsidiary shall have guaranteed such Indebtedness (other than with respect to Non-Recourse Secured Debt Guarantees) or shall otherwise be obligated in respect thereof (other than to the extent of any security therefor permitted by the following clause (v)) and (v) any Liens securing such Indebtedness shall (A) be limited to (1) such real property and/or related assets purchased, developed, constructed or improved by the Borrower or such Subsidiary (and any income generated from such real property and/or related assets and proceeds thereof) or (2) the Equity Interests of the Subsidiary purchasing, developing, constructing or improving such real property and/or related assets, so long as such real property and/or related assets are the sole assets of such Subsidiary and (B) not apply to any other property or assets of the Borrower or any Subsidiary.
(b)    The definition of “Consolidated Fixed Charge Coverage Ratio” appearing in Section 1.01 of the Credit Agreement is hereby amended to delete the reference to “the aggregate amount of all scheduled principal payments on all Indebtedness of the Borrower and its Subsidiaries for the next succeeding four fiscal quarters of the Borrower” appearing therein and replace it with a reference to “the aggregate amount of all scheduled principal payments on all Indebtedness of the Borrower and its Subsidiaries for the next succeeding four fiscal quarters of the Borrower (other than any balloon, bullet or similar payment which repays such Indebtedness in full)”.
(c)    The definition of “Consolidated Total Debt” appearing in Section 1.01 of the Credit Agreement is hereby amended to insert a new sentence at the end thereof as follows:
“In addition, but without duplication of the foregoing, Consolidated Total Debt shall include Permitted Non-Recourse Secured Debt to the extent the obligations in respect thereof are, or should be, reflected as a liability on the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.”

(d)    The definition of “Indebtedness” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting clause (j) thereof and inserting a new clause (j) as follows:
“(j)    all Guarantees (other than Non-Recourse Secured Debt Guarantees) by such Person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.”
(e)    The definition of “Permitted Qualifying Subordinated Indebtedness” appearing in Section 1.01 of the Credit Agreement is hereby amended to delete the reference to “$100,000,000” appearing therein and replace it with a reference to “$500,000,000”.
(f)    The definition of “Strategic Investment” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase “and with which the Borrower or such Subsidiary has an arms’-length written agreement for the provision by such Person of services, goods or other assets useful in the Borrower’s or any Subsidiary’s business” therefrom.
(g)    Section 6.01 of the Credit Agreement is amended to (1) delete the “and” at the end of clause (v) thereof, (2) replace the period at the end of clause (w) thereof with “; and” and (3) insert a new clause (x) therein as follows:
“(x)    Permitted Non-Recourse Secured Debt.”
(h)    Section 6.02 of the Credit Agreement is amended to (1) delete the “and” at the end of clause (j) thereof, (2) replace the period at the end of clause (k) thereof with “; and” and (3) insert a new clause (l) therein as follows:
“(l)    Liens securing Permitted Non-Recourse Secured Debt to the extent such Liens are permitted by the definition of Permitted Non-Recourse Secured Debt.”
(i)    Article VII of the Credit Agreement is amended to insert a new phrase at the end of clause (k)(A) as follows:
“other than judgments or orders entered against the Borrower or any Subsidiary in relation to Permitted Non-Recourse Secured Debt where recourse with respect to such judgment or order remains limited to Liens securing such Permitted Non-Recourse Secured Debt to the extent such Liens are permitted by the definition of Permitted Non-Recourse Secured Debt,”
2.    Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent, (ii) for the account of each Lender party hereto that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, an amendment fee in an amount equal to $2,500 and (iii) payment and/or reimbursement of the Administrative Agent’s and its affiliates’ fees and expenses (including, to the extent invoiced, the reasonable fees and expenses of counsel for the Administrative Agent) in connection with this Amendment.

3.    Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:
(a)    This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    As of the date hereof and giving effect to the terms of this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement, as amended hereby, are true and correct as of the date hereof.
4.    Reference to and Effect on the Credit Agreement.
(a)    Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.
(b)    Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    Except with respect to the subject matter hereof and as set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)    This Amendment shall be a Loan Document.
5.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
6.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
7.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

AMTRUST FINANCIAL SERVICES, INC.,
as the Borrower

By: /s/ Harry Schlachter
Name: Harry Schlachter
Title: Senior Vice President, Treasurer

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as Issuing Bank and as Administrative Agent

By: /s/ Hector J. Varona
Name: Hector J. Varona
Title: Executive Director

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ James Cribbet
Name: James Cribbet
Title: Senior Vice President

SUNTRUST BANK,
as a Lender

By: /s/ Paula Mueller
Name: Paula Mueller
Title: Director

Signature Page to Amendment No. 3 to
Credit Agreement dated as of September 12, 2014
AmTrust Financial Services, Inc.

LLOYDS BANK PLC,
as a Lender

By: /s/ Erin Doherty
Name: Erin Doherty - D006
Title: Assistant Vice President

By: /s/ Daven Popat
Name: Daven Popat - P003
Title: Senior Vice President

ASSOCIATED BANK, NATIONAL ASSOCIATION
as a Lender

By: /s/ Edward J. Chidiac
Name: Edward J. Chidiac
Title: Senior Vice President

MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Harry Comninellis
Name: Harry Comninellis
Title: Authorized Signatory

THE PRIVATEBANK AND TRUST COMPANY, as a Lender

By: /s/ Andrew C. Haak
Name: Andrew C. Haak
Title: Managing Director

Signature Page to Amendment No. 3 to
Credit Agreement dated as of September 12, 2014
AmTrust Financial Services, Inc.